Exhibit 10.3

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”), dated as of February 25, 2004, is by and between CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation and successor by merger to Cherokee International, LLC (“Grantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as Agent for Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of the date hereof (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Grantor, Agent and Lenders, the Lenders have agreed to make Loans and to issue Letters of Credit on behalf of Grantor;

WHEREAS, the Credit Agreement amends and restates that certain Amended and Restated Credit Agreement dated November 27, 2002 (as the same has been amended, supplemented or otherwise modified from time to time, the “Original Credit Agreement”) by and among Grantor, Heller Financial, Inc., as agent thereunder (the ”Original Agent”), and the financial institutions party thereto as lenders (the ”Original Lenders”) which Original Credit Agreement in turn amended and restated that certain Credit Agreement dated April 30, 1999, in each case without effecting a novation of the indebtedness and obligations existing thereunder;

WHEREAS, the Obligations of Grantor under the Original Credit Agreement are secured by Liens granted by Grantor pursuant to that certain Security Agreement dated as of April 30, 1999, as amended and restated by that certain Amended and Restated Security Agreement dated as of November 27, 2002 (the ”Original Security Agreement”) in favor of the Original Agent;

WHEREAS, Original Agent has resigned as agent under the Original Credit Agreement and the Original Lenders have assigned, and General Electric Capital Corporation has accepted and assumed, all of such Original Lenders’ rights, title and interest thereunder (including all Loans and all commitments) and has appointed itself as Agent as aforesaid; and

WHEREAS, Grantor has agreed to amend and restate, in its entirety and without constituting a novation thereof, the Original Security Agreement in order to ensure continuing security for the payment and performance of its Obligations under and as defined in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Security Agreement in its entirety as follows, without effecting a novation thereof or otherwise disturbing the Liens created thereunder:

1.                                       Defined Terms.

(a)                                  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.  All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b)                                 “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.                                       Reaffirmation and Grant of Lien.

(a)                                  To secure the payment, performance and observance of all of the Obligations and all renewals, extensions, restructurings and refinancings thereof, Grantor hereby confirms and reaffirms the grant of the security interests heretofore granted by it under the Original Security Agreement, agrees that such Liens continue to secure the Obligations under the Credit Agreement and, for the avoidance of doubt but without in any manner limiting, qualifying, prejudicing or otherwise affecting the previous grant by Grantor under the Original Security Agreement as aforesaid, hereby grants a continuing security interest in, right of setoff against and an assignment to Agent of all Grantor’s personal property and rights to personal property, and other assets, in each case whether now owned by or owing to, or hereafter acquired by or arising in favor of Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all Documents;

(iv)                              all General Intangibles (including payment intangibles and Software);

(v)                                 all Goods (including Inventory, Equipment and Fixtures);

(vi)                              all Instruments;

(vii)                           all Investment Property;

(viii)                        all Deposit Accounts (as such term is defined in the Code) of Grantor, including Blocked Accounts (as defined in Section 6 below), Concentration Accounts (as defined in Section 6 below), Disbursement Accounts, and all other bank accounts and all deposits therein;

(ix)                                all money, cash or cash equivalents of Grantor;

(x)                                   all Supporting Obligations and Letter-of-Credit Rights of Grantor; and

(xi)                                to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b)                                 In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent and Lenders as aforesaid, Grantor has granted to Agent and, for the avoidance of doubt but without limiting or qualifying the previous grant by Grantor under the Original Security Agreement, does hereby grant and confirm and reaffirm its grant under the Original Security Agreement to Agent, for the benefit of Agent and the Lenders, a right of setoff against the property of Grantor held by Agent or any Lender, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Agent or any Lender, for any purpose, including safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power.

(c)                                  Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (i) any lease, license, contract, property rights or agreement to which Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of Grantor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent any such term would be rendered ineffective by the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license contract, property right or agreement that does not result in any of the consequences specified in clauses (A) or (B); or (ii) any of the outstanding capital stock of an entity formed in a jurisdiction outside of the United States (each such entity, a “Foreign Subsidiary”) in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, provided that, upon an amendment to the IRC to allow a pledge of a greater percentage of the voting power of capital stock in a Foreign Subsidiary without adverse tax consequences to Grantor, as reasonably determined by Grantor with respect to Federal income taxes, the Collateral shall include, and the security interest granted by the Grantor shall attach to, such greater percentage of capital stock of each Foreign Subsidiary.

(d)                                 Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, Grantor shall have the exclusive, non-transferable right and license to use the Intellectual Property and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property.

3.                                       Agent’s and Lenders’ Rights; Limitations on Agent’s and Lenders’ Obligations.

(a)                                  It is expressly agreed by Grantor that, anything herein or in any other Loan Document to the contrary notwithstanding, Grantor shall remain liable under each of its Contractual Obligations, including all Licenses, to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Neither Agent nor any Lender shall have any obligation or liability under any Contractual Obligation by reason of or arising out of this Security Agreement or any other Loan Document or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any Contractual Obligation pursuant hereto.  Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contractual Obligation, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.  Neither Agent nor any Lender shall have any liability in contract or tort for Grantor’s act or omissions.

(b)                                 At any time after an Event of Default has occurred and is continuing with one (1) Business Day’s prior notice to Grantor, Agent may (i) notify Account Debtors and other Persons obligated on any of the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders.  Upon the request of Agent, Grantor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on Collateral, Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent, (ii) exercise the rights of Grantor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to Grantor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (iii) adjust, settle or compromise the amount or payment of such Accounts.  After the occurrence and during the continuance of an Event of Default (i) all amounts and Proceeds received by Grantor with respect to the Accounts shall be received in trust for the benefit of Agent (on behalf of Lenders), shall be segregated from other funds of Grantor and shall be forthwith paid over to Agent in the same form as so received (with any necessary endorsement) to be held in the Deposit Account pursuant to Section 6 or applied pursuant to the relevant provisions of the Credit Agreement.  Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon (other than adjustments, credits, discounts, and other non-material compromises, in each case, in the ordinary course of business and in amounts which are not material to Grantor) without the prior consent of Agent.

(c)                                  Agent may at any time, in Agent’s reasonable discretion, in Agent’s own name, in the name of a nominee of Agent or in the name of Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles.  If a Default or Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by

Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent’s request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request.  Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4.                                       Representations and Warranties.  Grantor represents and warrants that:

(a)                                  Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

(b)                                 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii)  in connection with any other Permitted Encumbrances.

(c)                                  This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for itself and the benefit of Lenders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code.  Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Agent for the benefit of Agent and Lenders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).  Except as set forth in Sections 4(d) and 4(h) hereof, all action by Grantor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken.  No authorization, approval or consent is required to be obtained from any Governmental Authority or other Person for the grant of the security interest herein, the perfection thereof or the exercise by Agent of its rights and remedies hereunder.

(d)                                 Schedule II hereto lists all Stock, material Instruments, Documents, Letter of Credit Rights and Chattel Paper in which Grantor has an interest as of the date hereof.  All action by Grantor necessary or desirable to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all material Chattel Paper as required by Section 5(b) hereof) has been duly taken.  The Lien of Agent, for the benefit of Agent and Lenders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Agent as a matter of law, and is enforceable as such against any and all creditors of and purchasers from Grantor.

(e)                                  Grantor’s name as it appears in official filings in the state of its incorporation or other organization, all prior names of Grantor, as they appeared from time to time in official filings in the state of its incorporation or other organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued, Grantor’s state of organization or incorporation, the location of Grantor’s chief executive office, principal place of business, other offices, all warehouses, consignees and processors with whom Inventory is stored or located and other premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto.  Schedule III hereto also sets forth the name as it appears in official filings in the state of its incorporation or other organization of any Person from whom Grantor has acquired assets during the past five (5) years, other than assets acquired in the ordinary course of Grantor’s business.  Grantor has only one state of incorporation or organization.

(f)                                    With respect to the Accounts, except as specifically disclosed on the most recent Borrowing Base Certificate or other collateral report delivered to Agent (i) they represent bona fide sales or leases of Inventory or rendering of services to Account Debtors in the ordinary course of Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by Grantor in the ordinary course of its business for prompt payment and disclosed to Agent, if material; (iii) to Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on Grantor’s books and records and any invoices, statements and Borrowing Base Certificate, subject to Section 6.1(d) of the Credit Agreement or other collateral report delivered to Agent and Lenders with respect thereto; (iv) Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor’s financial condition; (v) Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due; (vi) they constitute the legally valid and binding obligation of the applicable Account Debtors; (vii) the amounts shown on all invoices, statements, Borrowing Base Certificates and collateral reports which may be delivered to Agent with respect thereto are actually and absolutely owing to Grantor as indicated thereon and are not in any way contingent; (viii) no payments have been or shall be made thereon except payments immediately delivered to the Blocked Accounts (as defined in Section 6 below) or Agent; and (ix) to Grantor’s knowledge, all Account Debtors have the capacity to contract; provided, that with respect to clauses (ii) through (ix) hereof, subject to the parenthetical contained in Section 6.1(d) of the Credit Agreement.

(g)                                 With respect to any Inventory scheduled or listed on the most recent Borrowing Base Certificate or other collateral report delivered to Agent pursuant to the terms of this Security Agreement or the Credit Agreement (i) except for the sale of Inventory in the ordinary course of business and dispositions expressly permitted in the Credit Agreement, any material portion of such Inventory is located at one of the locations set forth on Schedule III hereto, (ii) if Inventory with an aggregate book value in excess of $500,000 is now, or shall at any time or times hereafter be stored at such other location, Grantor will execute and deliver such instruments, documents and notices (including, but not limited to landlord waivers, bailee or warehouseman letters) and take such actions as Agent deems reasonably necessary to create, perfect and protect the security interests in such Inventory, (iii) Grantor has good and marketable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Agent, for the benefit of Agent and Lenders, and except for Permitted Encumbrances, and (iv) except as specifically disclosed in the most recent Borrowing Base Certificate or other collateral report delivered to Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any material defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or other disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition.

(h)                                 Grantor does not have any ownership interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule 5.6 of the Credit Agreement.  This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Agent on Grantor’s federally registered Patents, Trademarks  and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor.  Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Agent’s Lien on Grantor’s federally registered Patents, Trademarks or Copyrights shall have been duly taken.

(i)                                     All motor vehicles (other than motor vehicles not having a market value in excess of $50,000 in the aggregate) owned by Grantor as of the date hereof are listed on Schedule IV hereto, by model, model year and vehicle identification number (“VIN”).  If reasonably requested by Agent (other than with respect to the vehicle listed on Schedule IV as of the date hereof), Grantor shall deliver to Agent motor vehicle title certificates for all motor vehicles having a market value in excess of $50,000 in the aggregate from time to time owned by it and shall cause those title certificates to be filed (with Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office.

(j)                                     Except as set forth on Schedule II hereto, Grantor has no interest in any Commercial Tort Claims.

5.                                       Covenants.  Without limiting Grantor’s covenants and agreements contained in the Credit Agreement and the other Loan Documents, Grantor covenants and agrees with Agent, for the benefit of Agent and Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a)                                  Further Assurances; Pledge of Instruments; Chattel Paper.

(i)                                     At any time and from time to time, upon the written request of Agent and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Agent to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document.

(ii)                                  Unless Agent shall otherwise consent in writing (which consent may be revoked), Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated Stock, Chattel Paper and Instruments having a value in excess of $250,000, individually or in the aggregate, (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.  Upon acquiring any negotiable Document, certificated Stock, Chattel Paper or Instrument, in each such case having a value in excess of $250,000, individually or in the aggregate, Grantor will provide prompt written notice thereof to Agent.

(iii)                               Grantor shall, to the extent required by the Credit Agreement, obtain waivers or subordinations of Liens from landlords, bailees and mortgagees, and Grantor shall in all instances obtain signed acknowledgements of Agent’s Liens from bailees having possession of Grantor’s Goods that they hold for the benefit of Agent.

(iv)                              Grantor shall obtain authenticated letters of control from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor.

(v)                                 As required by this Security Agreement, Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for Grantor.

(vi)                              If Grantor is or becomes the beneficiary of a letter of credit, Grantor shall promptly, and in any event promptly after becoming a beneficiary, notify Agent thereof and enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to a Deposit Account subject to a Bank Agency and Control Agreement (as defined in Section 6 below), all in form and substance reasonably satisfactory to Agent.  Grantor will take any and all actions necessary (or reasonably required or requested by Agent), from time to time reasonably requested by Agent, to cause Agent to obtain exclusive Control of any Letter-of-Credit Rights owned by Grantor in a manner reasonably acceptable to Agent.

(vii)                           Grantor shall take all steps necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii)                        Grantor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets” of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Grantor agrees to furnish any such information to the Agent promptly upon request.  Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(ix)                                Grantor shall notify Agent promptly upon Grantor becoming aware that it holds any commercial tort claim the value of which is in excess of $100,000.  With respect to any new commercial tort claims, Grantor will execute and deliver such documents as Agent deems reasonably necessary to create, perfect and protect Agent’s security interest in such commercial tort claim.

(b)                                 Maintenance of Records.  Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral, all in reasonable detail.  Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby.  If Grantor retains possession of any Chattel Paper or Instruments having a value in excess of $250,000, individually or in the aggregate, with Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent, for the benefit of Agent and certain Lenders.”

(c)                                  Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)                                     Grantor shall notify Agent promptly if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)                                  If, before the Obligations are paid in full, Grantor acquires or becomes entitled to any new or additional ownership rights in Patents, Trademarks or federally registered Copyrights, or rights thereto, Grantor shall give to Agent prompt written notice thereof, and Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of Grantor relating thereto or represented thereby.

(iii)                               Grantor shall take all actions necessary or reasonably requested by Agent to maintain and pursue (and not abandon) each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

(iv)                              In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall comply with Section 5(a)(ix) of this Security Agreement.  Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)                                 Compliance with Terms of Accounts, etc.  In all material respects, Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(e)                                  Limitation on Liens on Collateral.  Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on any of the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent and Lenders in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(f)                                    Further Identification of Collateral.  Grantor will furnish to Agent, from time to time upon request by Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.  Grantor shall promptly notify Agent in writing upon acquiring any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

(g)                                 Notices.  Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any material portion of the Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

(h)                                 Good Standing Certificates.  If and whenever reasonably requested by Agent, Grantor shall provide to Agent a certificate of good standing from its state of incorporation or organization.

(i)                                     Organizational/Collateral Location Changes; No Reincorporation.  Grantor will give Agent at least five (5) Business Days’ prior written notice of any change required to be made to Schedule III hereto, to the extent needed to make said Schedule III up to date and accurate.  Without limiting the prohibitions on mergers involving the Grantor contained in the Credit Agreement, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without at least five (5) Business Day’s prior written notice to Agent and provided such action could not, in the reasonable judgment of Agent, result in a Material Adverse Effect.

(j)                                     Terminations; Amendments Not Authorized.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of Agent without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor’s rights under Section 9-509(d)(2) of the Code.

(k)                                  Authorized Terminations.  Following the Termination Date, Agent will promptly deliver to Grantor for filing or authorize Grantor to prepare and file termination statements and releases in accordance with Section 9-513(c) of the Code.

(l)                                     Use of Collateral.  Grantor will do nothing to impair the rights of Agent in any of the Collateral.  Grantor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any insurance policy covering any of the Collateral.  Without limiting the foregoing, Grantor will not permit the production of Inventory in violation of any provision of the Fair Labor Standards Act and Grantor will not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor thereof or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business).

(m)                               Federal Claims.  Grantor shall notify Agent promptly of any Collateral which constitutes a claim against the United States government or any instrumentality or agent thereof, the assignment of which claim is restricted by federal law.  Upon the request of Agent, Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws or other comparable laws.

(n)                                 Hot Goods.  Grantor shall not, and shall not permit any Domestic Subsidiary to, produce any Inventory in violation of the Fair Labor Standards Act of 1938, as amended, or in violation of any other applicable federal, state or local law.  Grantor shall not permit any Foreign Subsidiary to produce any Inventory in violation of any law applicable to such Foreign Subsidiary.

6.                                       Bank Accounts; Collection of Accounts and Payments.

Grantor shall enter into a bank agency and control agreement (“Bank Agency and Control Agreement”), in a form reasonably acceptable to Agent, with each financial institution with which Grantor maintains from time to time any Deposit Accounts.  Each Bank Agency and Control Agreement shall provide, among other things, that (a) all items of payment deposited in each Deposit Account subject thereto shall be held by the applicable financial institution as Agent or bailee-in-possession for Agent, on behalf of itself and Lenders, (b) the financial institution executing such agreement has no rights of offset or recoupment of any other claim against any Deposit Account subject thereto, as the case may be, other than for payment of its services and other charges directly related to the administration of each such Deposit Account and for returned checks or other items of payment, (c) to the extent provided below, the financial institution will transfer all amounts held or deposited from time to time in any such Deposit Account as Agent may so direct, and (d) the applicable financial institution will agree in writing to comply with instructions originated by Agent directing disposition of the funds in the Deposit Account without further consent by Grantor.  Grantor hereby grants to Agent, for the benefit of Agent and Lenders, a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as Agent’s agent in connection therewith.  Grantor shall not establish any Deposit Account with any financial institution unless prior thereto Agent and Grantor shall have entered into a Bank Agency and Control Agreement with such financial institution.  Except as expressly permitted in writing by Agent, Grantor shall not establish or maintain any securities account(s), as defined in the Code.

Grantor shall establish lockbox or blocked accounts (collectively, “Blocked Accounts”) in Grantor’s name with such banks as are reasonably acceptable to Agent (“Collecting Banks”), subject to a Bank Agency and Control Agreement pursuant to which all Account Debtors shall directly remit all payments on Accounts and in which Grantor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check.  In addition, Agent, for the benefit of Agent and Lenders, may establish one or more depository accounts at each Collecting Bank or at a centrally located bank in the name of Agent or Grantor as customer (collectively, the “Concentration Accounts”).  All amounts held or deposited from time to time in the Blocked Accounts held by such Collecting Bank shall be transferred on a daily basis to Agent (as Agent may direct) or any of the Concentration Accounts for application by Agent to the Obligations as provided in the Credit Agreement.  Subject to the foregoing, Grantor hereby agrees that all payments received by Agent or any Lender whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or Concentration Accounts or otherwise received by Agent or any Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lenders.  Grantor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with Grantor shall, acting as trustee for Agent and Lenders, receive, as the sole and exclusive property of Lenders, any moneys, checks, notes, drafts or other payments relating to and/or constituting proceeds of Accounts or other Collateral which come into the possession or under the control of Grantor or any Affiliates, employees, agent, or other Persons acting for or in concert with Grantor, and immediately upon receipt thereof, Grantor or such Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account or other account subject to a Bank Agency and Control Agreement.

If at any time a Collecting Bank is obligated to transfer to Agent or any Concentration Account all amounts held or deposited in the Blocked Accounts held by such Collecting Bank, Grantor shall not nor shall Grantor permit any Domestic Subsidiary to, accumulate or maintain cash in any disbursement or payroll account, as of any date, in an amount in excess of checks outstanding against such account as of such date and amounts necessary to meet minimum balance requirements.

Grantor shall close any of its accounts (and promptly establish replacement accounts with a financial institution which has executed, or is willing to execute, a Bank Agency and Control Agreement) maintained with any financial institution which is the subject of a notice from Agent that the creditworthiness of such financial institution or any of its affiliates is no longer acceptable to Agent in its Permitted Discretion, or that the operating performance, funds transfer or availability procedures or performance with respect to any Bank Agency and Control Agreement of such financial institution is no longer acceptable in Agent’s reasonable judgment.

Notwithstanding anything to the contrary contain herein, Grantor shall enter into a Bank Agency and Control Agreement and securities control agreement to evidence certain lockbox arrangements and investment account(s), respectively, on or prior to the date of first funding as provided for in the Credit Agreement.

7.                                       Agent’s Appointment as Attorney-In-Fact.

On the Closing Date Grantor shall execute and deliver to Agent a power of attorney (the ”Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Agent, for the benefit of Agent and Lenders, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of Agent and Lenders) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers.  Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted  under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of Agent nor any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts they actually receive as a result of the exercise of such powers.  NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT  IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

8.                                       Remedies; Rights Upon Default.

(a)                                  In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith (personally or through its agents or attorneys) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may take possession of, collect, receive, assemble, process, appropriate, remove and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  To facilitate the foregoing, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to take possession of Grantor’s original books and records, to obtain access to Grantor’s data processing equipment, computer hardware and Software and to use all of the foregoing and the information contained therein in any manner which Agent deems appropriate.  Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Agent shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at Grantor’s premises or elsewhere.  Without limiting the foregoing, Agent shall also have the right to require that Grantor store and keep any Collateral pending further action by Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition.  Until Agent is able to effect a sale, lease, license or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent.  Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.  Agent shall apply the net proceeds of any sale, lease, license, other disposition of, or any collection, recovery, receipt, or realization on, the Collateral to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to

Grantor.  To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.  Grantor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Agent and Grantor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the Grantor is entitled to an accounting of the Secured Obligations and stating the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made.  Notwithstanding any such notice of sale, Agent shall not be obligated to make any sale of Collateral.  In connection with any sale, lease, license or other disposition of Collateral, Agent may disclaim any warranties that might arise in connection therewith and Agent shall have no obligation to provide any warranties at such time.  To the extent permitted by law, Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys’ fees or other expenses incurred by Agent or any Lender to collect such deficiency.

(b)                                 Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(c)                                  To the extent that applicable law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for Agent (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Grantor acknowledges that the purpose of this Section 8(c)

is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent’s exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(c).  Without limitation upon the foregoing, nothing contained in this Section 8(c) shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8(c).

(d)                                 Neither Agent nor any Lender shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Neither Agent nor any Lender shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

9.                                       Grant of License to Use Property.  For the purpose of enabling Agent to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, lease, license, assign, give an option or options to purchase  or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Agent (to the extent permitted by the agreements governing such Intellectual Property and applicable law), effective upon the occurrence and during the continuance of any Event of Default, for the benefit of Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and an irrevocable license (exercisable without payment of rent or other compensation to Grantor) to use and occupy all real estate owned or leased by Grantor.

10.                                 Limitation on Agent’s and Lenders’ Duty in Respect of Collateral.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control.  Neither Agent nor any Lender shall have any other duties concerning the custody and preservation of any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  Agent shall be deemed to have exercised reasonable care in the custody and preservation the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

11.                                 Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.                                 Expenses and Attorneys Fees.  Without limiting Grantor’s obligations under the Credit Agreement or the other Loan Documents, Grantor agrees to promptly pay all fees, costs, charges and expenses of Agent (including reasonable attorneys’ fees and expenses) incurred in connection with (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting, maintaining and enforcing Agent’s Liens and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of Collateral.  Grantor shall also pay any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof.  If Grantor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of Grantor under this Security Agreement, Agent or any other Lender may, at its option, but shall not be required to, pay or perform the same and charge Grantor’s account for all fees, costs and expenses incurred therefor, and Grantor agrees to reimburse Agent or such Lender therefor on demand.  All sums so paid or incurred by Agent or any other Lender for any of the foregoing, any and all other sums for which Grantor may become liable hereunder and all fees, costs and expenses (including attorneys’ fees, legal expenses and court costs) incurred by Agent or any other Lender in enforcing or protecting the Liens or any of their rights or remedies under this Security Agreement shall be payable on demand, shall constitute Obligations, shall bear interest until paid at the highest rate provided in the Credit Agreement and shall be secured by the Collateral.

13.                                 Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

14.                                 Limitation by Law.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15.                                 Termination of this Security Agreement.  Subject to Section 11 hereof, this Security Agreement shall terminate upon the Termination Date.

16.                                 Successors and Assigns.  This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Grantor may not assign its rights or obligations hereunder without the written consent of all Lenders.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder.

17.                                 Counterparts.  This Security Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts taken together shall constitute but one in the same instrument.  This Security Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

18.                                 Applicable Law.  PURSUANT TO 735 ILCS 105/5-5 OF THE ILLINOIS CIVIL PROCEDURE-CHOICE OF LAW AND FORUM ACT, THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT OTHERWISE GIVING EFFECT TO ILLINOIS’ CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF ILLINOIS.

19.                                 Headings.  Section headings are included herein for convenience of reference only and shall not constitute a part of this Security Agreement for any other purposes or be given substantive effect.

20.                                 Benefit of Lenders.  All Liens granted or contemplated hereby shall be for the benefit of Agent, individually, and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

21.                                 Amendment and Restatement; No Novation.  This Security Agreement amends and restates the Original Security Agreement in its entirety and shall not be deemed to constitute a novation thereof.  It is the express intention of the parties hereto that the execution and delivery of this Amended and Restated Credit Agreement shall not extinguish, terminate, serve as a replacement of or otherwise impair or diminish, in any manner, the existing Liens granted by Grantor under the Original Security Agreement.  The parties hereto hereby agree that the Liens granted to Agent pursuant to the Original Security Agreement remain in full force and effect to secure the Obligations and hereby are ratified and confirmed in all respects.  Such Liens remain and continue to be granted, created, attached, perfected and enforceable, and shall constitute first-priority perfected security interests of the Agent for the benefit of the Lenders.  Notwithstanding but without limiting the foregoing, Grantor has granted Liens hereunder in favor of Agent for the benefit of the Lenders, not in addition to or substitution or denigration of the existing Liens, but rather out of an abundance of caution.

22.                                 Intercreditor Agreement.  All rights and remedies provided for herein to Agent and all obligations of Grantor hereunder are subject to the applicable terms and provisions of the Intercreditor Agreement.

Remainder of Page Intentionally Left Blank
Signature Page Follows

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation

By:	/s/ Van Holland
Name: Van Holland
Title: Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Randall J. Boba
Name: Randall J. Boba
Title: Its Duly Authorized Signatory

SCHEDULE I
to
SECURITY AGREEMENT

Filing Jurisdictions

SCHEDULE II
to
SECURITY AGREEMENT

Stock, Instruments, Documents, Chattel Paper, Commercial
Tort Claims and Letter of Credit Rights

[to be completed by Grantor]

SCHEDULE III
to
SECURITY AGREEMENT

Schedule of Organizational Identification, Offices,
Locations of Collateral
and Records Concerning Collateral

I.                                         Grantor’s official name:

II.                                     Prior official names of Grantor:

III.                                 Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

IV.                                 Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued:

V.                                     State of organization or incorporation of Grantor:

VI.                                 Chief executive office and principal place of business of Grantor:

VII.                             Other offices of Grantor:

VIII.                         Warehouses, Consignees and Processors:

IX.                                Other premises at which Collateral is stored or located:

X.                                    Locations of records concerning Collateral:

XI.                                Persons from whom assets have been acquired, during the past five (5) years, other than in the ordinary course of business:

[to be completed by Grantor]

SCHEDULE IV
to
SECURITY AGREEMENT

Motor Vehicle Make/Model	Model Year	VIN

[to be completed by Grantor]

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation (“Grantor”), to GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (hereinafter referred to as “Attorney”), as Agent for the benefit of Agent and Lenders, under an Amended and Restated Credit Agreement and an Amended and Restated Security Agreement, both dated as of February    , 2004, and other related documents (the ”Loan Documents”).  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney’s written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following:  (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue to obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor’s property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports:  (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of such Grantor in and under the contract and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature; (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to collateral subject to the Loan Documents and to otherwise direct such sale or resale; (j) exercise the rights of Grantor with respect to the obligation of all account debtors to make payment or otherwise render performance to Grantor; (k) exercise the rights of Grantor to, and take any and all actions that Attorney deems appropriate to realize the benefit of, any intellectual property; and (l) assert any claims Grantor may have, from time to time, against any other party to any contract to which Grantor is a party and to otherwise exercise any right or remedy of Grantor thereunder all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney’s option and grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor’s property or assets and Attorney’s liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor pursuant to the authority of its board of directors this             day of                       , 2004.

GRANTOR:
CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation

By:
Title:

NOTARY PUBLIC CERTIFICATE

On this             day of                    , 200  , [officer’s name] who is personally known to me appeared before me in his/her capacity as the [title] of [Grantor] (“Grantor”) and executed on behalf of Grantor the Power of Attorney in favor of General Electric Capital Corporation to which this Certificate is attached.

Notary Public